UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 16, 2004

Pulte Homes, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Michigan	001-09804	38-2766606
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Bloomfield Hills Parkway, Suite 300, Bloomfield Hills, MI		48304
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code	248-647-2750

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On September 16, 2004, Pulte Homes, Inc. (the "Company") restructured and amended the 5-year unsecured revolving credit facility (the "Credit Facility"), increasing the borrowing availability from $850 million to $1.31 billion, extending the maturity date from September 30, 2008 to September 15, 2009, with pricing more favorable to the Company. The Credit Facility includes an uncommitted accordion feature, under which it may be increased to $1.50 billion. Under the terms, the Company has the capacity to issue letters of credit up to $750 million. Borrowing availability is reduced by the amount of letters of credit outstanding. The Credit Facility contains restrictive covenants, the most restrictive of which requires the Company not to exceed a debt-to-total capitalization ratio as defined in the agreement of 50%.

J.P. Morgan Securities Inc. served as Lead Arranger and Sole Bookrunner for the Credit Facility on the Company's behalf, and Bank One, NA will serve as Administrative Agent. The Credit Facility was broadly syndicated among 28 participants.

The expanded Credit Facility will be filed as an exhibit to the Form 10-Q for the quarter ended September 30, 2004.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described above under "Section 1 - Registrant’s Business and Operations - Item 1.01 Entry into a Material Definitive Agreement" is hereby incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pulte Homes, Inc. (Registrant)

September 16, 2004	By:	John R. Stoller

Name: John R. Stoller
Title: Senior Vice President, General Counsel and Secretary